Exhibit 99.1

Dear Shareholders:

On behalf of our Board of Directors, permit me to welcome the nearly 850 new shareholders to our company. In late 2005, almost all our S-Corporation shareholders assembled at a strategic planning session, and those assembled set a course of continued growth, challenging management and the board to raise additional capital to fund the bank’s sustained capital needs. I remember our consultant’s statement at that meeting: “...As it continues to grow, Omni National Bank will be a ‘serial user of capital’ in order to maintain itself as continuously well-capitalized by regulatory standards.” The course was set to become a public company, and it was a proud moment to stand in front of the NASDAQ Global Market sign on September 29th with our logo proudly presented to the thousands of people in Times Square welcoming Omni Financial Services, Inc. as a NASDAQ Global Market listed company. Thank you for giving me the opportunity to lead our company during this exciting time.

As you all know, we had a very successful IPO. In retrospect, our originally filed registration statement established a capital raise of approximately $25,000,000 believing we’d be successful raising that amount. At the conclusion of the process, we raised net proceeds of approximately $33 million, surpassing our original estimates by nearly 32%. The additional capital will permit our company continued status as a well-capitalized financial institution and support additional growth, thereby leading to more opportunities for expansion, and additional profitability. We are exceedingly pleased with the results of our IPO, and again we welcome all our new “partners” into our venture.

We are equally proud to announce third quarter earnings growth of 81.5%, with net income of $1.44 million or $0.19 fully diluted earnings per share, as compared to $791 thousand, or $0.12 fully diluted earnings per share for the same quarter in 2005, on a pro-forma basis. Net income for the third quarter of 2005 was adjusted to reflect a 38% combined federal and state tax expense for the period, assuming the Company operated as a C-Corporation as opposed to an S-Corporation. And, at our recent board of directors meeting, we declared a dividend of $0.04 per share payable on November 17th, 2006 to shareholders of record as of November 6th, 2006.

Two key metrics we focus on are: Continued increases in earnings per share at an annualized “double-digit” pace, combined with an after-tax return on invested capital exceeding 15%. For the third quarter of 2006, our fully diluted earnings per share increased 58% over the same period last year, and for all of 2006, those earnings surged 49%. For the first nine months of this year – on an annualized basis – we achieved an after-tax return on invested capital (on a proforma basis) of 15.43%, and 18.37% on tangible capital.

Of course, with the injection of approximately $33 million of new capital, and having recently issued 3,852,500 new common shares of stock (representing roughly 34% dilution to existing shareholders), it will be a few quarters before we can return to an after-tax return on invested capital of more than 15%. However, we continue experiencing loan growth fueled by the diverse and growing markets we serve, and the continued strength of the macro-economics of the American economy.

While the current interest rate environment is challenging all financial institutions, and we are no exception, we enjoy a net interest margin significantly higher than many of our peers. Indeed, our net interest margin increased 13 basis points on a year-over-year basis – enjoying a 4.79% NIM versus 4.66% for the same nine month period last year. However, in the third quarter of 2006 versus the linked quarter, consistent with many other financial institutions, our net interest margin declined slightly. We expect the flattening – and even somewhat inverted –yield curve will plague the industry for several more months.

Your company is poised for continued strong growth. On November 1st our Philadelphia loan and deposit production office opened and we are investigating the Texas market, with a strong expectation that we will open an office in Dallas by the second quarter in 2007. The growth in our redevelopment lending group – led by the talented Jeffrey Levine – continues to be the impetus of our expansion activities. In addition our new office on McPherson Church Road in Fayetteville, N.C. recently celebrated its grand opening, and construction of our new branch location on Ramsey Street is underway. And, as you would expect, our growth has allowed us to continue to expand our team of highly qualified and talented associates.

I am joined by your company’s president, Irwin Berman, and my long-time friend and co-founder of Omni – Jeffrey Levine – when I tell you that we are honored by your investment in Omni, and we will work tirelessly to produce results for which we, as well as all of our new shareholder-partners, can be proud. Again, on behalf of Irwin, Jeff and I, our board of directors, and all the Omni associates, thank you for your investment in our company, and for your continued support.

Respectfully yours,

Stephen M. Klein
Chairman of the Board and Chief Executive Officer

This document contains forward-looking statements concerning Omni’s future activities. Such statements are subject to important factors that could cause Omni’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include the factors identified under the heading “Risk Factors” in Omni’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission, which are incorporated herein by reference.

FINANCIAL HIGHLIGHTS

Nine months ended September 30,	2006	2005
Share Data
Weighted average shares outstanding – basic	7,419,287	6,530,252
Weighted average shares outstanding – diluted	7,583,706	6,616,895

Book value at quarter end	$5.07	$3.42
Tangible book value at quarter end	$4.30	$2.54

Basic earnings per share/GAAP	$1.06	$0.54
Diluted earnings per share/GAAP	$1.04	$0.53

Basic earnings per share/Pro Forma (1)	$0.56	$0.38
Diluted earnings per share/Pro Forma (1)	$0.55	$0.37
Cash dividends declared (2)	$0.108	$0.111

Performance Ratios:
Return on average assets/ Pro Forma (1) (3)	0.99%	0.86%
Return on average equity/ Pro Forma (1) (3)	15.43%	14.83%
Return on average tangible equity/ Pro Forma (1) (3)	18.37%	17.67%
Yield on earning assets	9.06%	7.89%
Cost of funds (3)	4.57%	3.46%
Net interest Margin (3)	4.79%	4.66%
Efficiency ratio	60.87%	70.12%

Return on average assets/GAAP (3)	1.87%	1.23%
Return on average equity/GAAP (3)	29.12%	21.29%
Return on average tangible equity/ GAAP (3)	34.67%	25.37%

Credit Quality Ratios:
Allowance for loan losses	$6,236	$4,755
Nonperforming assets	$7,150	$6,156
Allowance for loan losses to loans	1.33%	1.51%
Nonperforming assets to total assets	1.11%	1.34%
Net charge-offs	$421	$266
Net charge-offs to average loans (3)	0.14%	0.13%

(1)	Adjusted to reflect the $3.69 M tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006, and a combined Federal and state tax rate of 38% for the periods in 2005 when we operated as an S-Corporation.
(2)	Cash dividends for 2005 periods does not include the tax portion distributed to stockholders to cover potential tax liabilities as an S-Corporation.
(3)	Annualized

Member FDIC www.onb.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	September 30, 2006 (Unaudited)	December 31, 2005 (Audited)
ASSETS

Cash and due from banks	$7,228	$8,597
Federal funds sold	2,084	1,818
Investment securities available-for-sale	127,630	105,825
Loans held-for-sale	4,866	8,205
Loans, net of Allowance for Loan Losses of $6,236 and $4,791 respectively	461,855	322,843
Other real estate owned	2,251	1,179
Premises and equipment, net	12,328	11,203
Goodwill and other intangibles	5,799	5,820
Accrued interest receivable and other assets	19,281	11,515

Total assets	$643,322	$477,005

LIABILITIES & SHAREHOLDERS’ EQUITY

Total deposits	495,152	350,646
Federal Home Loan Bank borrowings	82,500	69,500
Junior subordinated debentures	20,620	20,620
Other liabilities	7,119	7,157

Total liabilities	605,391	447,923
Total shareholders’ equity	37,931	29,082

Total liabilities and shareholders’ equity	$643,322	$477,005

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)	Nine months ended September 30,
	2006	2005
	(Unaudited)
Total interest income	$35,469	$21,443
Total interest expense	16,712	8,778

Net interest income	18,757	12,665
Provision for loan losses	1,866	840

Net interest income after provision for loan losses	16,891	11,825
Total noninterest income	1,888	1,999
Total noninterest expense	12,567	10,283

Income before income taxes	6,212	3,541

Income tax expense (benefit)	(1,641)	—

Net income	$7,853	$3,541

Pro Forma data (1):
Net income:
As reported	$7,853	$3,541
Adjustment for income tax expense	—	(1,076)
Adjustment for change in tax status	(3,691)	—

Pro forma net income	$4,162	$2,465

(1)	Adjusted to reflect the $3.69 M tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006, and a combined Federal and state tax rate of 38% for the periods in 2005 when we operated as an S-Corporation

FINANCIAL HIGHLIGHTS

Nine months ended September 30,	2006	2005
Share Data
Weighted average shares outstanding – basic	7,419,287	6,530,252
Weighted average shares outstanding – diluted	7,583,706	6,616,895

Book value at quarter end	$5.07	$3.42
Tangible book value at quarter end	$4.30	$2.54

Basic earnings per share/GAAP	$1.06	$0.54
Diluted earnings per share/GAAP	$1.04	$0.53

Basic earnings per share/Pro Forma (1)	$0.56	$0.38
Diluted earnings per share/Pro Forma (1)	$0.55	$0.37
Cash dividends declared (2)	$0.108	$0.111

Performance Ratios:
Return on average assets/ Pro Forma (1) (3)	0.99%	0.86%
Return on average equity/ Pro Forma (1) (3)	15.43%	14.83%
Return on average tangible equity/ Pro Forma (1) (3)	18.37%	17.67%
Yield on earning assets	9.06%	7.89%
Cost of funds (3)	4.57%	3.46%
Net interest Margin (3)	4.79%	4.66%
Efficiency ratio	60.87%	70.12%

Return on average assets/GAAP (3)	1.87%	1.23%
Return on average equity/GAAP (3)	29.12%	21.29%
Return on average tangible equity/ GAAP (3)	34.67%	25.37%

Credit Quality Ratios:
Allowance for loan losses	$6,236	$4,755
Nonperforming assets	$7,150	$6,156
Allowance for loan losses to loans	1.33%	1.51%
Nonperforming assets to total assets	1.11%	1.34%
Net charge-offs	$421	$266
Net charge-offs to average loans (3)	0.14%	0.13%

(1)	Adjusted to reflect the $3.69 M tax credit related to our conversion from an S-Corporation to a C-Corporation, recognized on January 1, 2006, and a combined Federal and state tax rate of 38% for the periods in 2005 when we operated as an S-Corporation.
(2)	Cash dividends for 2005 periods does not include the tax portion distributed to stockholders to cover potential tax liabilities as an S-Corporation.
(3)	Annualized

OMNI FINANCIAL SERVICES, INC.

OMNI NATIONAL BANK

DIRECTORS

STEPHEN M. KLEIN, J.D.

Chairman of the Board

ELIOT M. ARNOVITZ

President, M&P Shopping Centers

IRWIN M. BERMAN

President

Chief Operating Officer

L. LYNETTE FULLER-ANDREWS, Esq.

Corporate Counsel, Sara Lee Corporation

PETER GOODSTEIN, Esq.

Attorney at Law

BARBARA BABBIT KAUFMAN, C.P.A.

Chief Executive Officer, BBK Enterprises

JEFFREY L. LEVINE, Esq.

Executive Vice President, Community Redevelopment

Lending

President, Omni Community Development Corporation

ULYSSES TAYLOR, Esq., C.P.A.

Attorney at Law

EXECUTIVE OFFICERS

STEPHEN M. KLEIN, J.D.

Chief Executive Officer

IRWIN M. BERMAN

President

Chief Operating Officer

CONNIE E. PERRINE, C.P.A.

Executive Vice President

Chief Financial Officer